Exhibit 99.1

Contact:

Wayne E. Travers Jr.

203-378-1152 ext. 111

203-243-7635 (mobile)

Wise Metals Group Terminates Powers as President/Chief Operating Officer

BALTIMORE, Md. – April 11, 2006 – Wise Metals Group announced that President and Chief Operating Officer Randall R. Powers has been terminated effective immediately.

Powers had served as Wise Metals Group’s president and chief operating officer since July 2004.

“I have full confidence in the existing management team to continue their record-setting production and quality performance at our Wise Alloys facility,” said Wise Metals Group Chairman and Chief Executive Officer David F. D’Addario, “and we continue to see positive results from our Wise Recycling and Listerhill Total Maintenance Center subsidiaries.”

About Wise Metals Group

Based in Baltimore, Md., Wise Metals Group LLC includes Wise Alloys, the world’s third-leading producer of aluminum can stock for the beverage and food industries and an environmentally friendly company using recycled aluminum in the production of its can stock; Wise Recycling, one of the largest, direct-from-the-public collectors of aluminum beverage containers in the United States, operating shipping and processing locations throughout the United States that support a network of neighborhood collection centers; and Listerhill Total Maintenance Center, specializing in providing maintenance, repairs and fabrication to manufacturing and industrial plants worldwide ranging from small on-site repairs to complete turn-key maintenance.

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